As filed with the Securities and Exchange Commission on October 18, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTRAL PACIFIC FINANCIAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

HAWAII	99-0212597
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

220 South King Street

Honolulu, Hawaii 96813

(808) 544-0500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CB Bancshares, Inc. Stock Compensation Plan

CB Bancshares, Inc. Director Stock Option Plan

Central Pacific Financial Corp. 2004 Stock Compensation Plan

(Full Title of Plan)

Neal K. Kanda

President

220 South King Street

Honolulu, Hawaii 96813

(808) 544-0500

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Alison S. Ressler, Esq.
Sullivan & Cromwell
1888 Century Park East
Los Angeles, California 90067
(310) 712-6600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value	6	$28.56	$171.36	$0.02

(1)              Amount to be registered includes an aggregate of 6 shares reserved for issuance in connection with the CB Bancshares, Inc. Stock Compensation Plan and CB Bancshares, Inc. Director Stock Option Plan.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)              Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock, no par value, of Central Pacific Financial Corp. (“CPF”) as reported on the New York Stock Exchange on October 14, 2004.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) to increase by six shares, the number of shares of common stock registered under the CB Bancshares, Inc. Stock Compensation Plan and CB Bancshares, Inc. Director Stock Option Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement (File No. 333-119538) filed by Central Pacific Financial Corp. on October 5, 2004 are hereby incorporated by reference herein.

Item 8.  Exhibits

The exhibits incorporated by reference in this Registration Statement are listed in the Exhibit Index.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Honolulu, state of Hawaii, on October 15, 2004.

CENTRAL PACIFIC FINANCIAL CORP.,
a Hawaii corporation

By	/s/ Clint Arnoldus
Name: Clint Arnoldus
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Clint Arnoldus	Chief Executive Officer (Principal Executive Officer) and Director	October 15, 2004
Clint Arnoldus

*	Chairman of the Board	October 15, 2004
Ronald K. Migita

/s/ Dean K. Hirata	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 15, 2004
Dean K. Hirata

*	Director	October 15, 2004
Richard J. Blangiardi

Director
Christine Camp Friedman

	*	Director	October 15, 2004
B. Jeannie Hedberg

Director
Dennis I. Hirota, Ph.D.

	*	Director	October 15, 2004
Clayton K. Honbo

	/s/ Neal K. Kanda	President and Director	October 15, 2004
Neal K. Kanda

	*	Director	October 15, 2004
Paul Kosasa

Director
Duane K. Kurisu

Director
Colbert M. Matsumoto

	*	Director	October 15, 2004
Gilbert J. Matsumoto

	*	Director	October 15, 2004
Mike K. Sayama

Director
Maurice H. Yamasato

	*	Director	October 15, 2004
Dwight L. Yoshimura

*By:	/s/ Clint Arnoldus
Clint Arnoldus
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Articles of Incorporation of Registrant. (1)

4.2	Amendment to Articles of Incorporation of Registrant, dated April 22, 2003. (2)

4.3	Amendment to Articles of Incorporation of Registrant, dated September 15, 2004. (6)

4.4	Amended Bylaws of Registrant. (3)

4.5	Amendment to Bylaws of Registrant, dated September 15, 2004.(7)

4.6	CB Bancshares, Inc. Stock Compensation Plan.(4)

4.7	CB Bancshares, Inc. Director Stock Option Plan.(5)

4.8	Central Pacific Financial Corp. 2004 Stock Compensation Plan.(8)

5.1	Opinion of McCorriston Miller Mukai MacKinnon LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of McCorriston Miller Mukai MacKinnon LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to signature page to Form S-8 Registration No. 333-119538 filed on October 5, 2004).

(1)          Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities Exchange Commission on March 30, 1998.

(2)          Incorporated by reference to Exhibit 3.3 to Form S-4 Registration No. 333-104783, filed with the Securities and Exchange Commission on April 28, 2003.

(3)          Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Securities Exchange Commission on May 7, 2004.

(4)          Incorporated by reference to Exhibit A and B to CB Bancshares, Inc.’s Proxy Statement for the January 25, 1995 Special Meeting of Shareholders, filed on December 9, 1995.

(5)          Incorporated by reference to Exhibit 99.1 on CB Bancshares, Inc.’s Registration Statement on Form S-8, Registration No. 333-81279, filed on June 22, 1999.

(6)          Incorporated by reference to Exhibit 4.3 to Form S-8 Registration No. 333-119538, filed with the Securities and Exchange Commission on October 5, 2004.

(7)          Incorporated by reference to Exhibit 4.5 to Form S-8 Registration No. 333-119538, filed with the Securities and Exchange Commission on October 5, 2004.

(8)          Incorporated by reference to Exhibit 4.8 to Form S-8 Registration No. 333-119538, filed with the Securities and Exchange Commission on October 5, 2004.